Exhibit 10.10

AMENDED AND RESTATED
INVESTORS SAVINGS BANK
EXECUTIVE SUPPLEMENTAL RETIREMENT
WAGE REPLACEMENT PLAN

Short Hills, New Jersey
Originally Effective July 1, 2005
As Amended and Restated Effective May 1, 2007

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
EXECUTIVE SUPPLEMENTAL RETIREMENT WAGE REPLACEMENT PLAN
This Executive Supplemental Retirement Wage Replacement Plan (the “Plan”), originally effective as of the 1st day of July, 2005, as amended and restated herein as of May 1, 2007, formalizes the agreements by and between INVESTORS SAVINGS BANK (the “Bank”), a New Jersey chartered stock savings bank, and certain key employees, hereinafter referred to as “Executive(s)”, who have been selected to participate in this Plan. INVESTORS BANCORP, INC., a Delaware chartered corporation (the “Company”) is a party to this Plan for the sole purpose of guaranteeing the Bank’s performance hereunder.
WITNESSETH:
WHEREAS, the Bank wishes to sponsor a plan of deferred compensation for a select group of management and highly compensated employees as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and
WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Executives and wishes to encourage their continued employment and to provide them with additional incentive to achieve corporate objectives; and
WHEREAS, the Bank wishes to provide the terms and conditions upon which the Bank shall pay additional retirement benefits to the Executives; and
WHEREAS, the Bank intends this Plan to be considered an unfunded arrangement, maintained primarily to provide supplemental retirement income for its Executives, members of a select group of management or highly compensated employees of the Bank, for tax purposes and for purposes of ERISA; and
WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), requires that certain types of nonqualified deferred compensation arrangements comply with its terms or subject the recipients of such compensation to current taxes and penalties; and
WHEREAS, the Plan was originally drafted in a manner intended to comply with Code Section 409A, and is now being amended and restated to conform to the final Treasury Regulations promulgated under Code Section 409A on April, 10, 2007; and
WHEREAS, the Bank has adopted this Plan which controls all issues relating to Supplemental Retirement Benefits as described herein.
NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

DEFINITIONS
When used herein, the following words shall have the meanings below unless the context clearly indicates otherwise:
1.1.    “Actuarial Assumptions” shall mean, with respect to any form of benefit, the Actuarial Assumptions set forth on Schedule A attached hereto and made a part hereof.
1.2.    “Annual Compensation” shall mean a Participant’s salary and bonus during any consecutive twelve (12) month period, including amounts deferred at a Participant’s election to any tax-qualified or non-qualified employee benefit plan.
1.3.    “Average Annual Compensation” shall mean the average Annual Compensation over the thirty-six (36) consecutive month period out of the last one hundred twenty (120) consecutive calendar months in which the Participant’s Annual Compensation was the greatest, or over all calendar months, if less than thirty-six.
1.4.    “Bank” means INVESTORS SAVINGS BANK and any successor thereto.
1.5.    “Beneficiary” means the person or persons designated by a Participant, in writing, as beneficiary to whom the share of a deceased Participant’s account is payable. If no Beneficiary is so designated, then the Participant’s Spouse, if living, will be deemed the Beneficiary. If Participant’s Spouse is not living, then the Children of Participant will be deemed the Beneficiary. If there are no living Children, then the Estate of Participant will be deemed the Beneficiary.
1.6.    “Board of Directors” or “Board” means the Board of Directors of the Bank.
1.7.    “Cause” shall exist when there has been a good faith determination by the Board that there shall have occurred one or more of the following events with respect to the Executive: (i) the conviction of the Executive of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Executive of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by the Executive of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) the continuing willful failure of the Executive to perform his duties to the Company or Bank (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Executive by the Board; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Executive’s employment by the Company.
1.8.    “Change in Control” shall mean (i) a change in ownership of the Bank under paragraph (a) below, or (ii) a change in effective control of the Bank under paragraph (b) below, or

(iii) a change in the ownership of a substantial portion of the assets of the Bank under paragraph (c) below:

(a)
Change in the ownership of the Bank. A change in the ownership of the Bank shall occur on the date that any one person, or more than one person acting as a group (as defined in paragraph (b)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of such corporation. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This paragraph (a) applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(b)
Change in the effective control of the Bank. A change in the effective control of the Bank shall occur on the date that either (i) any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing thirty percent (30%) or more of the total voting power of the stock of such corporation; or (ii) a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (b)(ii), the term corporation refers solely to a corporation for which no other corporation is a majority shareholder. In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred. If any one person, or more than one person acting as a group, is considered to effectively control a corporation (within the meaning of this paragraph (b)), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation within the meaning of paragraph (a)). Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c)
Change in the ownership of a substantial portion of the Bank’s assets. A change in the ownership of a substantial portion of the Bank’s assets shall occur on the date that any one person, or more than one person acting as a group (as determined below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. There is no Change in Control event under this paragraph (c) when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer.

(d)
Each of the sub-paragraphs (a) through (c) above shall be construed and interpreted consistent with the requirements of Code Section 409A and any Treasury regulations or other guidance issued thereunder. Notwithstanding anything herein to the contrary, the reorganization of the Company by way of a second step conversion shall not be considered a “Change in Control.”

1.9.    “Children” means Participant’s children, both natural and adopted, then living at the time payments are due the Children under this Plan.
1.10.    “Code” means the Internal Revenue Code of 1986, as amended from time to time.
1.11.    “Company” means Investors Bancorp, Inc., a Delaware chartered corporation which owns all of the issued and outstanding stock of the Bank.
1.12.    “Disability Retirement Benefit” means the benefit available to a Participant who terminates employment on account of Total and Permanent Disability. The Disability Retirement Benefit is payable at age 65 and is calculated giving credit to the Participant for years of service from the Disability Retirement Date to age 65 and on the basis that during the period from the Disability Retirement Date to age 65 the Participant would have continued to earn Annual Compensation at the same rate as in effect prior to the Total and Permanent Disability.
1.13.    “Disability Retirement Date” shall mean the date that a Participant’s employment is terminated due to Total and Permanent Disability.
1.14.    “Distribution Option” shall mean any of the following: (i) a life annuity; (ii) a life annuity with 120 monthly payments guaranteed; (iii) a joint and 100% survivor annuity (with 120 payments guaranteed); (iv) a joint and 50% survivor annuity, and (v) a single sum distribution.
1.15.    “Early Retirement Benefit” means a retirement benefit payable upon the Participant’s retirement or other termination of employment (other than due to Disability or following a Change in Control) after a Participant’s Early Retirement Date (but prior to the Normal Retirement Date)

in the form of a life annuity with 120 monthly payments guaranteed, unless the Participant elects an alternative Distribution Option in his or her Joinder Agreement. If a Participant has a vested benefit under the Plan (e.g., the Participant has at least 120 months of continuous service and has attained age 55) and terminates employment prior to the Participant’s Normal Retirement Date, the Participant will be entitled to a reduced Supplemental Retirement Benefit, referred to as an Early Retirement Benefit, commencing on his or her Early Retirement Date if the Participant has elected in his or her Joinder Agreement to receive an Early Retirement Benefit. If the Participant terminates employment prior to the Normal Retirement Date with 120 months of employment, the Supplemental Retirement Benefit payable will be reduced by 2% for each full year that a Participant terminates employment prior to age 65, provided, however, that if the Participant has 25 years of employment with the Bank, the Participant’s benefit will be unreduced. Notwithstanding anything to the contrary herein, if the Participant elects an alternative Distribution Option, the alternative Distribution Option shall be the actuarial equivalent of the accrued benefit paid in the form of a life annuity with 120 monthly payments guaranteed and the reductions taken under “(b)(i)” and “(b)(ii)” of Section 1.24 of the Plan shall each be stated in the same form as the Distribution Option elected by the Participant and shall be the actuarial equivalent of a life annuity with 120 monthly payments guaranteed.
1.16.    “Early Retirement Date” means the first day of the month coincident with or next following a Participant’s attainment of age 55, provided the Participant has a nonforfeitable right to all or a portion of the Supplemental Retirement Benefit. A Participant who elects an Early Retirement Date will not have a nonforfeitable right unless the Participant has at least 120 months of continuous service with the Bank. A Participant shall not be entitled to an Early Retirement Benefit on or after his Early Retirement Date unless the Participant has actually terminated employment.
1.17.    “Effective Date.” The original Effective Date of the Plan was July 1, 2005. The Plan is hereby amended and restated effective as of May 1, 2007, in order to conform to the final Treasury Regulations under Code section 409A.
1.18.    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
1.19.    “Estate” means the Estate of a Participant.
1.20.    “Executive” shall mean a senior executive officer of the Bank.
1.21.     “Interest Factor” means six percent (6%) or such other rate as is reasonably determined by the Board of Directors from time to time.
1.22.    “Joinder Agreement” means the agreement executed by the Participant upon initial participation in the Plan that sets forth the terms of the participation and payment of the Supplemental Retirement Benefit.
1.23.    “MHC” means Investors Bancorp, MHC, a New Jersey chartered mutual holding company which owns all or a majority of the issued and outstanding stock of the Company.

1.24.    “Normal Retirement Benefit” means a retirement benefit payable on or after the Normal Retirement Date in the form of a life annuity with 120 monthly payments guaranteed, unless the Participant elects an alternative Distribution Option in his or her Joinder Agreement. The Normal Retirement Benefit shall be equal to (a) sixty percent (60%) times (b) the Participant’s Average Annual Compensation reduced by the annuitized value (calculated using the Actuarial Assumptions) of the annual benefit payable under (i) the Bank’s tax-qualified defined benefit pension plan, and (ii) the defined benefit portion of the Supplemental Retirement Plan I, in each case, in the same form as the Distribution Option elected by Participant. Notwithstanding anything to the contrary herein, if the Participant elects an alternative Distribution Option, the alternative Distribution Option shall be the actuarial equivalent of the accrued benefit paid in the form of a life annuity with 120 monthly payments guaranteed and the reductions taken under “(i)” and “(ii)” of this Section 1.24 shall each be stated in the same form as the Distribution Option elected by the Participant and shall be the actuarial equivalent of a life annuity with 120 monthly payments guaranteed. In the event that the Participant has less than 120 months of cumulative service upon retirement on or after the Normal Retirement Date, the Participant’s benefit shall be reduced by 1/120th for each month of employment less than 120 months. In the event that a Participant actually retires later than the Normal Retirement Date, the Participant’s Normal Retirement Benefit shall be increased by 0.8% for each month of deferment after age 65.
1.25.    “Normal Retirement Date” means the first day of the month coincident with or next following a Participant’s sixty-fifth (65th) birthday.
1.26.    “Participant” shall mean an Executive who has been selected to participate in the Plan.
1.27.    “Separation from Service” means the Participant’s death, retirement or other termination of employment with the Bank within the meaning of Code Section 409A. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Participant’s right to reemployment is provided by law or contract. If the leave exceeds six months and the Participant’s right to reemployment is not provided by law or by contact, then the Participant shall have a Separation from Service on the first date immediately following such six-month period.
Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36 months (or such lesser period of time in which the Participant has provided services for the Bank). The determination of whether a Participant has a Separation from Service shall be made by applying the presumptions set forth in the Treasury Regulations under Code Section 409A.
1.28.    “Specified Employee” means with respect to a publicly traded company, an employee of the Bank or Company who is also a “key employee” as such term is defined in Section 416(i) of the Code, without regard to Paragraph 5 thereof.

1.29.    “Spouse” means the individual to whom Participant is legally married at the time of Participant’s death.
1.30.    “Supplemental Retirement Benefit” means the benefit due to the Participant following termination of employment on or after the Early Retirement Date, the Normal Retirement Date or due to the Participant’s Total and Permanent Disability. A Supplemental Retirement Benefit may be an Early Retirement Benefit, a Normal Retirement Benefit or a Disability Retirement Benefit.
1.31.    “Supplemental Retirement Plan I” shall mean the Amended and Restated Supplemental ESOP and Retirement Plan.
1.32.    “Survivor’s Benefit” means the benefit provided under Section 4.1 to Participant’s Beneficiary if Participant dies while in active employment of the Bank. The Survivor’s Benefit shall be equal in amount to the Supplemental Retirement Benefit payable to Participant if Participant had lived until his Normal Retirement Date, terminated employment on such date and commenced receiving the Supplemental Retirement Benefit at that time. In addition, for purposes of these calculations, Participant’s Average Annual Compensation (including both base salary and bonus) shall be deemed to increase at the rate of five percent (5%) per year to age 65 at the customary time of such normal annual increase.
1.33.    “Total and Permanent Disability” shall mean total and permanent disability within the meaning of the Social Security Act.

SECTION II
ELIGIBILITY
Participation shall be limited to those persons selected by the Board from among the category of persons who are eligible.
SECTION III
SUPPLEMENTAL RETIREMENT BENEFITS
3.1.    Normal Retirement Benefit. Upon Participant’s Separation from Service coincident with or following his Normal Retirement Date, the Bank shall commence payments of the Normal Retirement Benefit. Such payments shall commence the first day of the month next following Participant’s Separation from Service or, in the event Participant is a Specified Employee and the following is required by Code Section 409A, the Normal Retirement Benefit shall commence within thirty (30) days following the six month anniversary of Participant’s Separation from Service, and shall be payable in accordance with the Distribution Option set forth in Participant’s Joinder Agreement.
3.2.    Early Retirement Benefit. Participant shall have the elective right to receive an Early Retirement Benefit, provided he shall terminate employment prior to the Normal Retirement Date and shall have a nonforfeitable interest in the Plan. Such election, if made, shall be made prior to the last day of December 2007, or if later, by the last day of the transition period under Code Section

409A, or with respect to a newly admitted Participant, within thirty (30) days after the date the Participant first becomes eligible to participate in the Plan. This election will only be effective if a Participant actually terminates employment prior to the Normal Retirement Date for reasons other than Total and Permanent Disability, death or a Change in Control. In the event a Participant elects an Early Retirement Benefit, payment of the Early Retirement Benefit shall commence within thirty (30) days after the Participant’s Separation from Service coincident with or following his Early Retirement Date or, in the event the Participant is a Specified Employee and the following is required by Code Section 409A, the Early Retirement Benefit shall commence within thirty (30) days after the six month anniversary of Participant’s Separation from Service following his Early Retirement Date, and shall be payable in accordance with the Distribution Option set forth in Participant’s Joinder Agreement. For a Participant who incurs a Separation from Service and commences receipt of an Early Retirement Benefit on or after the Early Retirement Date, the accrued benefit payable at age 65 is reduced by 2% for each year by which his Early Retirement Date precedes his Normal Retirement Date, provided, however, if the Participant has completed 25 years of employment prior to termination, the accrued benefit will be unreduced at the Early Retirement Date.
3.3.    Disability. If Participant becomes Totally and Permanently Disabled prior to reaching his Normal Retirement Date, while covered by the provisions of this Plan, the Participant shall be entitled to a Disability Retirement Benefit commencing within thirty (30) days after the Participant’s Normal Retirement Date.
The Disability Retirement Benefit shall be payable in accordance with the Distribution Option set forth in Participant’s Joinder Agreement for distribution of the Normal Retirement Benefit. In the event Participant dies at any time after termination of employment due to Total and Permanent Disability but prior to commencement of the Participant’s Disability Retirement Benefit, the Bank shall pay the Survivor’s Benefit to the Participant’s Beneficiary. In the event the Participant dies after commencement of the Participant’s Disability Retirement Benefit, the Bank shall pay the remainder of the payments then due to the Participant under the Disability Retirement Benefit.
3.4.    Change in Control. In the event of Participant’s Separation from Service coincident with or within two (2) years following a Change in Control, other than due to termination for Cause, the Participant shall be entitled to receive a Supplemental Retirement Benefit calculated as either an Early Retirement Benefit or a Normal Retirement Benefit, as applicable. For these purposes, each Participant with less than 120 months of continuous employment will be deemed to have at least 120 months of continuous employment and, if the Participant has not yet attained age 55, shall be deemed to have attained age 55. The Supplemental Retirement Benefit payable to a Participant in the event of Separation from Service in connection with or following a Change in Control shall be paid in a single sum within thirty (30) days after the Participant’s Separation from Service or in the event the Participant is a Specified Employee and the following is required by Code Section 409A, the Supplemental Retirement Benefit shall commence within thirty (30) days after the six month anniversary of Participant’s Separation from Service.
3.5.    Changes in Distribution Option.

(a)	Notwithstanding anything herein to the contrary, a Participant may change his Distribution Option hereunder through December 31, 2007, in accordance with Sections XII(A) and XII(B) of the Preamble to the final Treasury Regulations issued under Code section 409A, and Section 3.02 of Internal Revenue Service Notice 2006-79; provided, however, that in 2007 a Participant cannot change payment elections with respect to payments that the Participant would otherwise receive in 2007 or cause payments to be made in 2007. Any transition period changes shall be made on such forms as are provided by the Administrator and shall be filed with the Administrator during the applicable transition period.

(b)
In the event a Participant desires to modify the time or form (e.g., from an annuity to a lump sum or vice versa) of his Distribution Option after December 31, 2007, the Participant may do so by filing a written election with the Administrator, provided that, with respect to any modification to a Distribution Option made after December 31, 2007:

(1)	the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made;

(2)
except for payments upon the Participant’s death or Total and Permanent Disability, the first payment for which the subsequent election is made shall be deferred for a period of not less than 5 years from the date on which such payment would otherwise have been made; and

(3)	for payments scheduled to be made on a specified date, the subsequent election must be made at least 12 months before the first scheduled payment.”

(c)
Notwithstanding anything herein to the contrary, a Participant who has elected to receive a distribution in the form of a life annuity may change the form of annuity payment from one type of life annuity to another type of life annuity, with the same scheduled date for the first annuity payment, before any annuity payment has been made under the Plan. Such a change in not considered a change in the time or form of a payment, provided that the annuities are actuarially equivalent applying reasonable actuarial methods and assumptions in accordance with Treasury Regulation section 1.409A-2(b)(2)(ii).

SECTION IV
PRE RETIREMENT AND POST RETIREMENT DEATH BENEFITS
4.1.    Death Prior to Termination of Employment. If Participant dies prior to termination of employment with the Bank or after termination of employment with the Bank but prior to the payment of any portion of the Supplemental Retirement Benefit, Participant’s Beneficiary shall be entitled to the Survivor’s Benefit. Such benefit shall be paid in the form elected by the Participant in the Participant’s Joinder Agreement for benefits payable at the Normal Retirement Date. The Survivor’s Benefit shall begin within thirty (30) days after the Bank is notified of the date of death of Participant.
4.2.    Death Subsequent to Retirement. In the event of the death of Participant while receiving monthly benefits under this Plan, but prior to receiving the entire Supplemental Retirement Benefit, then the unpaid balance of such monthly payments shall continue to be paid monthly to Participant’s Beneficiary until all such payments have been made.
SECTION V

PARTICIPANT’S RIGHT TO ASSETS
The rights of Participant, any Beneficiary of Participant, or any other person claiming through Participant under this Plan, shall be solely those of an unsecured general creditor of the Bank. Participant, the Beneficiary of Participant, or any other person claiming through Participant, shall only have the right to receive from the Bank those payments as specified under this Plan. Participant agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Plan. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Plan, except as expressly provided, shall not be deemed to be held under any trust for the benefit of Participant or his Beneficiaries, nor shall it be considered security for the performance of the obligations of the Bank. It shall be, and remain, a general, unpledged, and unrestricted asset of the Bank.

SECTION VI
RESTRICTIONS UPON FUNDING
The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Plan. Participant, his Beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Plan or to refrain from funding the same and to determine the extent, nature, and method of such informal funding. Should the Bank elect to fund this Plan, in whole or in part, through the purchase of life insurance, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall Participant be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of Participant, then Participant shall assist the Bank by freely submitting to a physical examination and supplying such additional information necessary to obtain such insurance or annuities.
SECTION VII

ALIENABILITY AND ASSIGNMENT PROHIBITION
No Participant nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by Participant or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event Participant or any Beneficiary attempts assignment, communication, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.
SECTION VIII

TERMINATION OF EMPLOYMENT FOR CAUSE
Should a Participant be terminated for Cause, his or her benefits under this Plan shall be forfeited and this Plan shall become null and void with respect to such Participant.
SECTION IX
ACT PROVISIONS
9.1.    Named Fiduciary And Administrator. The Bank shall be the Named Fiduciary and Administrator of this Plan. As Administrator, the Bank shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.
9.2.    Claims Procedure And Arbitration.

(a)
In the event that benefits under this Plan are not paid to Participant (or to his Beneficiary in the case of Participant’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within thirty (30) days from the date payments are refused. The Administrator and its Board shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within thirty (30) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired.

(b)
If claimants desire a second review, they shall notify the Administrator in writing within thirty (30) days of the first claim denial. Claimants may review the Plan or any documents relating thereto and submit any issues, in writing, and comments they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty (30) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan upon which the decision is based.

(c)
If claimants continue to dispute the benefit denial based upon completed performance hereunder or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If it is finally determined that Participant (or his Beneficiary) is entitled to the benefits set forth under this Plan, then all amounts that Participant (or his Beneficiary) would have received up to the time of such final determination shall be paid to Participant (or his Beneficiary) with interest (calculated using the Interest Factor) within thirty (30) days after such final determination.

9.3.    Where a dispute arises as to the Bank’s discharge of Participant for Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.
9.4.    All reasonable legal fees paid or incurred by Participant pursuant to any dispute or questions of interpretation relating to this Plan shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Participant and the Bank or resolved in Participant’s favor.

SECTION X

MISCELLANEOUS
10.1.    No Effect on Employment Rights. Nothing contained herein shall confer upon Participant the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with Participant without regard to the existence of this Plan.

10.2.    Disclosure. Participant shall receive a copy of his Plan and the Administrator will make available, upon request, a copy of any rules and regulations that govern this Plan.
10.3.    Governing Law. The Plan is established under, and will be construed according to, the laws of the State of New Jersey, to the extent that such laws are not preempted by the Act and valid regulations published thereunder.
10.4.    Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.
10.5.    Incapacity of Recipient. In the event Participant is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant is entitled shall be paid to such conservator or other person legally charged with the care of his person or his Estate. Except as provided above in this paragraph, when the Bank’s Board in its sole discretion, determines that an Participant is unable to manage his financial affairs, the Board may direct the Bank to make distributions to any person for the benefit of such Participant.
10.6.    Unclaimed Benefit. Participant shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of Participant is not made known to the Bank within three years after the date on which any payment of Participant’s Supplemental Retirement Benefit may be made, payment may be made as though Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of Participant, the Bank is unable to locate any Beneficiary of Participant, then the Bank may fully discharge its obligation by payment to the Estate.
10.7.    Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Bank, nor any individual acting as an employee or agent of the Bank or as a member of the Board shall be liable to Participant, former Participant, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.
10.8.    Gender. Whenever, in this Plan, words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.
10.9.    Affect on Other Corporate Benefit Agreements. Nothing contained in this Plan shall affect the right of Participant to participate in, or be covered by, any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank’s existing or future compensation structure.
10.10.    Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

10.11.    Establishment of Rabbi Trust. The Bank may, but is not obligated to, establish a rabbi trust into which the Bank may contribute assets which shall be held therein, subject to the claims of the Bank’s creditors in the event of the Bank’s “Insolvency” as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to Participants and their Beneficiaries in such manner and at such times as specified in this Plan. In the event a rabbi trust is established, it is the intention of the Bank to make contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. The rabbi trust and any assets held therein shall conform to the terms of the rabbi trust agreement which has been established in conjunction with this Plan. To the extent the language in this Plan is modified by the language in the rabbi trust agreement, the rabbi trust agreement shall supersede this Plan. Any contributions to the rabbi trust shall be made during each Plan Year in accordance with the rabbi trust agreement. The amount of such contribution(s) shall be equal to the full present value of all benefit accruals under this Plan, if any, less: (i) previous contributions made on behalf of Participant to the rabbi trust, and (ii) earnings to date on all such previous contributions. Notwithstanding any provisions of this Plan to the contrary, within five (5) business days before a Change in Control, the Bank shall (i) deposit, or cause to be deposited, in a rabbi trust, an amount sufficient to fully fund all Participants’ Normal Retirement Benefits hereunder, and (ii) provide the Trustee of the rabbi trust, who shall be an independent corporation having corporate trust powers, with a written direction to hold such amount and any investment return thereon in a segregated account or accounts for the benefit of such Participants, provided, however, that the foregoing provisions shall not be operable and such rabbi trust shall not be funded on a Change in Control to the extent that such funding is impermissible under Code Section 409A or any regulations or other guidance issued thereunder.
10.12.    Payment of Employment and Code Section 409A Taxes. Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.
10.13.    Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Participant to the Bank; (vii) in satisfaction of certain bona fide disputes between the Participant and the Bank; or (viii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.
10.14.    Construction and Severability. This Plan is adopted following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Treasury regulations and other guidance issued thereunder. If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner that is consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included. In the event that any of the provisions of this Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be invalid or inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby.
SECTION XI
NON-COMPETITION AFTER NORMAL RETIREMENT
11.1.    Non-Compete Clause. Except as stated in the second paragraph of this subsection, Participant expressly agrees that, as consideration for the agreements of the Bank contained herein and as a condition to the performance by the Bank of its obligations hereunder, for a twenty-four (24) month period beginning at the time of termination of employment and ending on the second anniversary of the employment termination date the Participant will not, without the prior written consent of the Bank, engage in, become interested, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, nor become associated with, in the capacity of an employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise conducted in any city, town or county in which the Bank maintains an office at the time of Participant’s termination of employment, which enterprise is, or may deemed to be, competitive with any business carried on by the Bank as of the date of the termination of Participant’s employment or his retirement.
In the event a Participant’s termination follows a Change in Control or other material change in the Bank’s structure or business activities, Participant shall be entitled to his Normal Retirement Benefit whether or not he enters into an arrangement that is deemed to be competitive with the Bank.
11.2.    Breach. In the event of any breach by Participant of the agreements and covenants contained herein, the Board shall direct that any unpaid balance of any payments to Participant under this Plan be suspended, and shall thereupon notify Participant of such suspensions, in writing. Thereupon, if the Board shall determine that said breach by Participant has continued for a period of six (6) months following notification of such suspension, all rights of Participant and his Beneficiaries under this Plan, including rights to further payments hereunder, shall thereupon terminate.

SECTION XII
AMENDMENT/TERMINATION OF THE PLAN
This Plan shall not be amended or modified, in whole or in part, in a manner that effects the benefits payable to a Participant, without the written consent of the affected Participant, and such consent shall be required even if Participant is no longer employed by the Bank. Notwithstanding anything to the contrary herein, in the event that the Bank has a Change in Control, the Bank may terminate the Plan within the thirty (30) days preceding, but not following the Change in Control, provided that (i) all agreements, methods, programs and other arrangements sponsored by the Bank immediately after the Change in Control with respect to which deferrals of compensation are treated as having been deferred under a single plan pursuant to Treasury Regulation Section 1.409A-1(c)(2), are terminated and liquidated with respect to each Participant that experienced such Change in Control, and (ii) all accrued benefits payable hereunder are paid to each affected Participant within twelve months of the Plan’s termination. In the event that the intent of any provision shall need to be construed in a manner to avoid taxability, such construction shall be made by the Bank, as administrator of the Plan, in a manner that would manifest to the maximum extent possible the original meaning of such provisions.

SECTION XIII

EXECUTION
13.1.    This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.
13.2.    This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Plan to be executed on the day and date first above written.
EXECUTIVE

Dated:

INVESTORS SAVINGS BANK

By:
Title:

SCHEDULE A
ACTUARIAL ASSUMPTIONS

Interest: Six percent (6%) per annum, compounded annually.
Pre‑retirement Turnover: None
Mortality: Determined according to the 1994 Group Annuity Reserving Table
Assumed Retirement Age: Age on Normal Retirement Date

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
EXECUTIVE SUPPLEMENTAL RETIREMENT WAGE REPLACEMENT PLAN
BENEFICIARY DESIGNATION
Executive, ______________________(name), under the terms of that certain Investors Savings Bank Amended and Restated Executive Supplemental Retirement Wage Replacement Plan by and between him and INVESTORS SAVINGS BANK, Millburn, New Jersey, dated July 1, 2005, as amended and restated May 1, 2007, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following his death:
PRIMARY BENEFICIARY:
SECONDARY BENEFICIARY:
This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.
Such Beneficiary Designation is revocable.
DATE: __________________, 20___

(WITNESS)                        (EXECUTIVE)

(WITNESS)

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
EXECUTIVE SUPPLEMENTAL RETIREMENT WAGE REPLACEMENT PLAN
JOINDER AGREEMENT

I, _______________________, am a participant in the Investors Savings Bank Amended and Restated Executive Supplemental Retirement Wage Replacement Plan ("Plan"), which is effective July 1, 2005, as amended and restated May 1, 2007, and agree to the terms and conditions thereof. Any terms capitalized in this, my Joinder Agreement, which are not defined herein, shall have the same meaning as set forth in the Plan.

For purposes of this Plan, my “Annual Compensation” shall be defined as my base salary and bonus during any consecutive twelve-month period, including amounts deferred at my election to any tax-qualified or non-qualified employee benefit plan.

I understand that my benefits shall commence to be paid to me at my Normal Retirement Date which occurs on the first day of the month coincident with or next following my sixty-fifth (65) birthday, provided, however, that if my employment terminates prior to my Normal Retirement Date and I elect hereinbelow to receive an Early Retirement Benefit in accordance with the provisions of Section 3.2 of the Plan, then my benefit shall commence on my Early Retirement Date.

PART I.

Normal Retirement Benefit Distribution Option: I hereby elect to have my Normal Retirement Benefit paid in the form of [check one option]:

____    A Life Annuity
____    A Life Annuity with 120 monthly payments guaranteed
____    A Joint and 100% Survivor Annuity with 120 monthly payments guaranteed
____    A Joint and 50% Survivor Annuity
____    A Single Sum Distribution

[If no election is made the Normal Retirement Benefit will be paid in the form of a Life Annuity with 120 monthly payments guaranteed]

PART II.

In the Event my Employment Terminates Prior to the Normal Retirement Date, I elect to receive my Supplemental Retirement Benefit as follows:

____    I elect an Early Retirement Benefit following my Early Retirement Date in accordance with Section 3.2 of the Plan.

____    I elect to delay any distribution and to receive a Normal Retirement Benefit on or after my Normal Retirement Date, in accordance with Section 3.1 of the Plan.

PART III	[Skip to Part IV if You did not Elect an Early Retirement Benefit in Part II]

Early Retirement Benefit Distribution Option: I hereby elect to have my Early Retirement Benefit paid in the form of [check one option]:

____    A Life Annuity
____    A Life Annuity with 120 monthly payments guaranteed
____    A Joint and 100% Survivor Annuity with 120 monthly payments guaranteed
____    A Joint and 50% Survivor Annuity
____    A Single Sum Distribution

[If no election is made the Early Retirement Benefit will be paid in the form of a Life Annuity with 120 monthly payments guaranteed]

I understand that if I fail to elect an Early Retirement Benefit, and I retire with a nonforfeitable interest in the Plan, my benefit will commence following my Normal Retirement Date and will be payable in the form of a life annuity, with 120 monthly payments guaranteed.

Part IV

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

This Joinder Agreement shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Bank.

Dated this _____ day of __________________, 200___.

Executive                        Investors Savings Bank

___________________________________        ________________________________

INVESTORS SAVINGS BANK
AMENDED AND RESTATED
EXECUTIVE SUPPLEMENTAL RETIREMENT
WAGE REPLACEMENT PLAN
Effective as of May 1, 2007
_______________________

Amendment Number One
_______________________

The Investors Savings Bank Amended and Restated Executive Supplemental Retirement Wage Replacement Plan, effective as of May 1, 2007 (the “Plan”) is hereby amended in accordance with the following:

Effective September 19, 2011, the name “Investors Savings Bank” shall be replaced by “Investors Bank” wherever it appears in the Plan.

IN WITNESS WHEREOF, this Amendment Number One has been executed by a duly authorized officer of Investors Bank, on the date set forth below.

INVESTORS BANK

8/23/11                    By: /s/ Domenick Cama
Date